Exhibit 99.1

Aspen Aerogels, Inc. Reports First Quarter 2019 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., May 2, 2019 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the first quarter of 2019, which ended March 31, 2019, and discussed recent business developments.

Total revenue for the first quarter was $27.9 million compared to $23.1 million in the first quarter last year. First quarter net loss was $6.0 million compared to $6.8 million in the first quarter of 2018. Net loss per share for the first quarter was $0.25 compared to $0.29 in the first quarter last year.

Adjusted EBITDA for the first quarter was $(2.6) million compared to $(2.4) million in the first quarter of 2018. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Developments

“First quarter revenue growth of 21% was driven by strong demand in our U.S. and European markets and a high volume of subsea project work. Despite the strong growth, we experienced a slight decline in Adjusted EBITDA versus the first quarter of 2018 principally due to a year-over-year increase in raw material costs. We expect to realize the full benefit of our 2019 price increase and other actions intended to mitigate the impact of these raw material cost increases beginning in the second quarter. As a result, we project strong revenue growth and profit improvement for the remainder of 2019,” said Don Young, President and CEO of Aspen Aerogels.

“We have made significant progress thus far in 2019 toward achieving both our annual and longer-term objectives. We were awarded the $35 to $40 million PTT LNG Nong Fab Terminal project, won our patent lawsuits in Germany against two Chinese infringers, and expanded the scope of our strategic partnership with BASF focused on the building materials market. We also strengthened our financial position by securing a second $5 million prepayment from BASF and extending our $20 million credit facility with Silicon Valley Bank through April 2020,” continued Mr. Young.

“In addition, we made solid advances with our strategic initiative to leverage our aerogel technology platform to develop breakout opportunities in new markets. We are increasingly confident that our aerogel technology can play an important role in the battery materials market. We have been busy characterizing our materials, establishing our IP portfolio and engaging with industry leaders around this opportunity. We are actively seeking to partner with companies with expertise in battery materials, battery production and battery applications. We expect to make notable progress toward this objective over the remainder of 2019,” concluded Mr. Young.

2019 Financial Outlook

Aspen Aerogels reaffirms its 2019 full year outlook:

•	Total revenue is expected to range between $126.0 million and $134.0 million

•	Net loss is expected to range between $12.7 million and $14.7 million

•	Adjusted EBITDA is expected to range between $0.0 million and $2.0 million

•	Net loss per share is expected to range between $0.53 and $0.61

Our 2019 outlook assumes depreciation and amortization of $10.2 million, stock-based compensation expense of $3.9 million, interest expense of $0.6 million, and weighted average shares outstanding of 24.1 million for the full year. In addition, our 2019 outlook reflects $0.8 million of expected costs and expenses associated with our ongoing patent enforcement efforts during the year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for the 2019 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2019 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss first quarter results and recent business developments will be held at 5:00 pm EST on May 2, 2019. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-287-0799 (toll free, U.S. & Canada only) or +1 647-689-4458 (international) and reference conference ID “7949526” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to shape their own strategies around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency including options for a safe, non-combustible fire rating. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2019 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2019 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, costs, expenses, profitability, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, subsea, core, adjacent, U.S., North American, Asian, European, South American or other markets and the impact of these trends on Aspen Aerogels’ business; beliefs about volume, timing, pipeline or trends of subsea, LNG or other projects, including the PTT LNG Nong Fab Terminal project, and their impact on Aspen Aerogels’ business; beliefs about the impact of pricing actions, cost reduction initiatives and the economics of Aspen Aerogels’ business; beliefs about Aspen Aerogels’ strategic initiatives and implementation; beliefs about Aspen Aerogels’ strategic partnership with BASF, including the potential for joint development activities to create new product and market opportunities; beliefs about the potential to develop new market opportunities from Aspen Aerogel’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, including in the battery materials market; beliefs about the role of our technology and partnership opportunities in the battery materials market; beliefs about Aspen Aerogels’ intellectual property strategy and its implementation; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen Aerogels’ ability to continue to fund patent enforcement or defense actions; beliefs about the productivity, efficiency or output of Aspen Aerogels’ manufacturing operations; beliefs about raw materials costs and availability; beliefs about the Aspen Aerogel’s ability to fund its capacity expansion plans including in the East Providence manufacturing facility; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, building materials, subsea, LNG, core, adjacent, U.S., North American, Asian, European, South American or other markets; any failure to increase project-based demand in the subsea, LNG or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; the failure to receive all regulatory or other approvals required to maintain or expand our operations; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected price increases or average selling prices for Aspen Aerogels’ products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to mitigate the impact of any significant increase in the cost of raw materials, utilities or other manufacturing consumable; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents; any failure to protect or expand Aspen Aerogels’ aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen Aerogels’ new business, capacity expansion, technology, patent enforcement, or patent defense strategy; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the Securities and Exchange Commission (“SEC”) on March 8, 2019, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$3,369	$3,327
Accounts receivable, net	22,287	25,565
Inventories	9,268	7,318
Prepaid expenses and other current assets	916	1,041
Total current assets	35,840	37,251
Property, plant and equipment, net	59,648	61,699
Operating lease right-of-use assets	4,562	—
Other long-term assets	71	73
Total assets	$100,121	$99,023
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,571	$12,392
Accrued expenses	4,230	3,864
Revolving line of credit	3,325	4,181
Deferred revenue	3,579	2,629
Operating lease liabilities	976	—
Total current liabilities	20,681	23,066
Deferred rent	—	1,218
Prepayment liability	9,838	4,485
Operating lease liabilities long-term	4,926	—
Total liabilities	35,445	28,769
Stockholders’ equity:
Total stockholders’ equity	64,676	70,254
Total liabilities and stockholders’ equity	$100,121	$99,023

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
Product	$26,785	$22,521
Research services	1,127	553
Total revenue	27,912	23,074
Cost of revenue:
Product	23,478	20,023
Research services	716	241
Gross profit	3,718	2,810
Operating expenses:
Research and development	1,928	1,605
Sales and marketing	3,511	3,499
General and administrative	4,240	4,456
Total operating expenses	9,679	9,560
Loss from operations	(5,961)	(6,750)
Interest expense, net	(41)	(92)
Total interest expense, net	(41)	(92)
Net loss	$(6,002)	$(6,842)
Net loss per share:
Basic and diluted	$(0.25)	$(0.29)
Weighted-average common shares outstanding:
Basic and diluted	23,930,613	23,567,019

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended
	March 31,
	2019	2018
	(amounts in thousands)

Product shipments in square feet	8,685	7,742

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated May 2, 2019 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three months ended March 31, 2019:

	Three Months Ended
	March 31,
	2019	2018
	(In thousands)
Net loss	$(6,002)	$(6,842)
Depreciation and amortization	2,532	3,171
Stock-based compensation	878	1,136
Interest expense, net	41	92
Adjusted EBITDA	$(2,551)	$(2,443)

For the 2019 full year financial outlook:

	Year Ending
	December 31, 2019
	Low	High
	(amounts in thousands)
Net loss	$(14,700)	$(12,700)
Depreciation and amortization	10,200	10,200
Stock-based compensation	3,900	3,900
Interest expense, net	600	600
Adjusted EBITDA	$—	$2,000